Sino Agro Food

fertilizer
feed
SUPPLY CHAIN
organic
aquaculture
BEEF
sustainable
quality
PLANTATION
FARM TO PLATE

Sino Agro Food

The core mission of Sino Agro Food, Inc. ("SIAF") is to produce, distribute, market and sell natural, sustainable food in China

SIAF:

- Creates joint venture companies ("JVs") in which it obtains increasing equity stakes
- Provides investment and financial oversight for each operation
- Develops strategic direction for each, and between each, operation
- Acts like a venture capital company or private equity firm
  - With considerably more overall control
- Provides overall strategic direction to JVs, thus:
  - Creates operating synergies between the companies
  - Takes advantage of vertical integration
- Envisions capitalizing portfolio JV companies

Sino Agro Food

FIVE YEAR FINANCIAL SUMMARY: 2009-2013 ($'000s)

	2009	2010	2011	2012	2013
Revenue	$21,726	$10,919	$51,180	$138,614	$261,426
Earnings	$6,808	$8,501	$25,895	$57,546	$94,441
Total Assets	$84,062	$107,768	$151,841	$243,099	$367,515
Total Liabilities	$12,129	$6,717	$16,446	$26,008	$35,917
Shareholder Equity (SIAF + Subsidiaries)	$63,013	$87,473	$125,461	$197,809	$291,264
Tangible Assets per share	$0.99	$1.51	$2.12	$2.54	$2.43
Earnings per share (basic)	$0.13	$0.16	$0.43	$0.70	$0.62

COMPOUND ANNUAL GROWTH RATE

- **Revenue 64.50%**
- **Earnings 69.20%**
- **Tangible Assets 35.80%**
- **TA/Sh 19.70%**
- **EPS 36.70%**

Sino Agro Food

Q: How have we achieved this growth?

A: The Markets and the Models

Sino Agro Food

THE MARKETS

Who?

- The middle class in China

  This group is expected to reach 600 million people

What?

- Food: Natural, sustainable, and organic

  At even $5 -$10 per day per person, the overall market size for food for the middle class in China will grow to $1 -2 trillion+/ year

Therefore, SIAF's niche market is the perfect intersection:

- Selling the highest profit margin products to the fastest growing segment of a huge market,
- A 1% penetration of this overall market equals 40-80 times SIAF's 2013 revenues of $261M

Conclusion

Our businesses are very well positioned. In addition to targeting addressable, accessible and needed markets, they promote governmental ambitions, and hence enjoy tax advantages

Sino Agro Food

THE MODELS

Vertical Integration

- Between pre-wholesale, wholesale, distribution, marketing/selling and retail division levels

  Subsidiary companies capture the profits from each level of the supply chain, eliminating middlemen and creating built in customers for each level, and guaranteeing control and quality over its "farm to plate" mission.

Horizontal growth and agility

- Each Joint Venture, and project within each JV, is built from the ground up
- Each JV has a 2 – 5 year life cycle to reach full production

  In total, new products/species varieties are added to promote selling synergy and overall distribution efficiency; in addition, product mix can be adjusted, according to market pricing and margins.

  Examples:

  - The import trading division fills out product lines for distribution
  - APM seafood tanks are reconfigurable to add or change types of seafood.

Sino Agro Food

EXAMPLES OF WHOLESALE BUSINESS MODELS

Fish Farms: SIAF profits from sales each year in distinct ways:

- Capital Award receives consulting and services fees for design and construction
- More fish farms are built and/or in production each year
- Higher wholesale production in each farm each year, until phased design capacities are met
- Increasing equity stakes in each farm
- Capital Award's fees for marketing and selling increase as overall volume increases

Cattle Farms: SJAP multi-level revenue sources

- SJAP cooperative farmers graze their cattle on SJAP specified grasses
  - Fertilized with SJAP produced fertilizer
- Use SJAP livestock feed to fatten cooperative and SJAP cattle
- Whole head of cattle processed at on site abattoir
  - Producing packaged and value added meat products that sell for 3x live cattle prices
- SIAF subsidiary markets and sells products, some to SIAF retail restaurants

Sino Agro Food

CURRENT FARMS

Four years into the Company's five year plan, there are now four fish farms + open dams in various stages of development:

Name of the Developments	Fish Farm 1	Prawn Farm 1	Fish Farm 2: The Fish & Eel Farm	Prawn Farm 2: Hatchery, Nursery & Grow-out Farm
Location	Enping	Enping City	Xin Hui District, Jiang Men	San Jiao Town, Zhong San City
Annual Capacity (as designed)	1,200 MT	2013=400MT 2014=800MT 2015=1,200 MT	2014=800 MT 2015= 1600 MT 2016=2,000MT	2013: 1.6 Billion Fingerlings and 400MT Prawns increasing yearly. By 2015: 3.2 billion Fingerlings and 1,200 MT Prawns
Land Area or Built Up Area	9,900 m2	23,100 m2	165,000 m2	120,000 m2
Current Phase and Stage	Fully Operational	2 Phases and road work	4 Phases	3 Phases
Date Development Commenced	July 2010	Phase 1: June 2011 Phase 2.1 + 2.2 Road Work: Aug 2012	Phase 1: January 2012 Bridge+Road Oct. 2012 Phase 3: 2013 Phase 4: 2014	Phases 1 and 2: May 2012 Phase 3 2014
Estimated Completion Date	June 2011	Phase 1: Dec. 2012 Phase 2: Q1 2013	Phase 1 June 2014 Bridge+Road Dec. 2013 Phase 3 & 4: 2015	Phase 1 Dec. 2012 Phase 2 Dec. 2013 Phase 3 Dec. 2014

Sino Agro Food

And Four Cattle Farms:

Name of the Developments	Cattle Farm 1 (JHMC)	Cattle Farm 2 (EAPBCF)	New JV Cattle Farm with DGAC	SJAP
Location	LiangXi Town, Enping City	LiangXi Town, Enping City	Xin Feng County	Xining, Qinghai Province
Estimated Annual Capacity	1,500 Head	2,500 Head	2016 -10,000 Head	2014 – 18,000 Head 2016/17 – 50,000
Land Area or Built Up Area	165,013 m2	230,300 m2		
Curent Phase and Stage	Two Phases	Two Phases	Multiple	Multiple
Date Development Commenced	April 2011	February 2012	Q1 2014	2010
Estimated Completion Date	December 2011	March 2014	Q4 2016	on-going

Sino Agro Food

With Layered Businesses Upstream and Downstream from Wholesale

2010-2011:

Farm Construction + Operation = Proof of Concept

2012-2013:

Replication + Growth = Demonstration for Scale

2014 and beyond:

Scale

Sino Agro Food

Q: Demonstrations farms for what?

A: Much larger projects

Q: Such as?

A: Such as the new Zhongshan Prawn Project, aka the "Mega Farm"

A: Such as the SJAP Cattle Farm

Sino Agro Food

fertilizer

feed

SUPPLY CHAIN

organic

aquaculture

BEEF

sustainable

quality

PLANTATION

FARM TO PLATE